FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

April 14, 2004
Date of Report (Date of earliest event reported)

PEOPLES FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	0-30050 (Commission File Number)	64-0709834 (IRS Employer Identification No.)

152 Lameuse Street
Biloxi, MS 39530
(Address, including zip code, of principal executive office)

(228) 435-5511
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Press Release

ITEM 5. OTHER EVENTS

On April 14, 2004, Peoples Financial Corporation issued a press release announcing its earnings for the first quarter of 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

99.	Press Release issued by Peoples Financial Corporation dated April 14, 2004, headed “Peoples Financial Corporation Quarterly Net Income Rises”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2004

PEOPLES FINANCIAL CORPORATION
By:	/s/ Chevis C. Swetman
Chevis C. Swetman
Chairman, President and CEO